UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 3, 2013/May 1, 2013

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Domtar Corporation (the “Corporation”) held on May 1, 2013, the following items were submitted to a vote of the stockholders of the Corporation:

1.Election of ten Directors to serve for a term of one year that will expire at the Corporation’s 2014 annual meeting :

	For	Against	Abstain	Non Votes
GIANNELLA ALVAREZ	28,229,859	71,416	57,957	904,707
ROBERT E. APPLE	28,229,859	71,658	57,372	904,707
LOUIS P. GIGNAC	26,279,580	2,021,955	57,697	904,707
BRIAN M. LEVITT	28,062,948	239,142	57,142	904,707
HAROLD H. MACKAY	28,229,349	72,652	57,231	904,707
DAVID G. MAFFUCCI	28,229,409	72,663	57,160	904,707
ROBERT J. STEACY	28,229,003	72,779	57,450	904,707
PAMELA B. STROBEL	28,230,605	71,611	57,016	904,707
DENIS TURCOTTE	28,065,630	236,484	57,118	904,707
JOHN D. WILLIAMS	28,231,139	70,939	57,154	904,707

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

For	Against	Abstain
26,733,352	1,493,683	132,197

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2013 fiscal year.

For	Against	Abstain
28,946,305	257,427	60,207

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
Name: Razvan L. Theodoru
Title: Vice-President, Corporate Law and Secretary

Date: May 3, 2013

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